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                                                                    EXHIBIT 16.1


                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

December 9, 1999

Mr. James L. Lambert
Co-Chief Executive Officer
Dot Hill Systems Corp.
6305 El Camino Real
Carlsbad, California  92009

Dear Jim:

This is to confirm that the client-auditor relationship between Dot Hill Systems Corp. (Commission File No. 001-13317) and Arthur Andersen LLP has ceased.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP

Copy to:
SEC Office of the Chief Accountant